                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                             FORM 8-K/A

           Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      April 22, 1999
                                                     ---------------

               Trans World Entertainment Corporation
        -----------------------------------------------------
       (Exact name of registrant as specified in its charter)


    New York                       0-14818                      14-1541629
  ---------------------------------------------------------------------------
(State or other jurisdiction     (Commission                   (IRS Employer
of incorporation)                     File Number)           Identification No.)


    38 Corporate Circle, Albany, New York                             12203
  ---------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code (518) 452-1242
                                                    -------------
                               None.
   --------------------------------------------------------------
   (Former name or former address, if changed since last report.)

Certain of the matters discussed herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates" and similar expressions are forward-looking statements. The actions of current and potential new competitors, changes in technology, seasonality, business cycles, new regulatory requirements, general economic conditions and other uncertainties and events outside the Company's control may cause the Company's actual results to differ from the expectations expressed in such forward-looking statements.

Item 2.  Acquisition or Disposition of Assets

On April 22 , 1999, the registrant, Trans World Entertainment Corporation ("Trans World"), a New York corporation, acquired all of the issued and outstanding common stock of Camelot Music Holdings, Inc. ("Camelot"), a Delaware corporation, pursuant to the terms of an Agreement and Plan of Merger, dated October 26, 1998, by CAQ Corporation, a Delaware corporation and wholly owned subsidiary of Trans World, with and into Camelot. Upon completion of the merger, Camelot became a wholly owned subsidiary of Trans World.

Pursuant to the terms and conditions of the merger agreement, each share of common stock, par value $0.01 per share, of Camelot was converted into 1.9 shares of common stock, par value $0.01 per share, of Trans World. In addition, each option to acquire Camelot common stock outstanding immediately prior to the completion of the merger, whether or not then exercisable, was converted into 1.9 fully vested and exercisable options to acquire Trans World common stock on the terms set forth in the merger agreement. The option strike price was adjusted accordingly for the 1 for 1.9 exchange ratio. As a result, Trans World issued approximately 19.4 million shares of common stock and 1.3 million options to purchase common stock.

                                                                          Page
                                                                          ----
Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of the Business Acquired
      Camelot Music Holdings, Inc. ("Camelot")                            F-1

Audited Consolidated Financial Statements as of and for the fifty-two week period ended January 30, 1999. Financial statements for Camelot for any period prior to January 31, 1998 are not provided because Camelot adopted "fresh start reporting" effective as of January 31, 1998 in accordance with Statement of Position ("SOP") 90-7, issued by the American Institute of Certified Public
Accountants. An entity adopting "fresh start reporting" is analogous to a newly incorporated enterprise for financial reporting purposes and, therefore, Camelot did not exist prior to January 31, 1998.

(b) Pro Forma Financial Information                                      F-21

Unaudited Pro Forma Condensed Combined Financial Information of Trans World
Entertainment Corporation and Camelot Music Holdings, Inc. as of January 30,
1999 and for each of the years in the three-year period ended January 30, 1999.

(c)      Exhibits.

Exhibit      Description
---------    -----------
23.1         Consent of KPMG LLP.

                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Dated:  May 7, 1999

                                 TRANS WORLD ENTERTAINMENT CORPORATION


                                By:  /s/ John J. Sullivan
                                     --------------------
                                     Name: John J. Sullivan
                                     Title: Senior Vice President - Finance
                                      and Chief Financial Officer

                     TRANS WORLD ENTERTAINMENT CORPORATION
       INDEX TO FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION



        CAMELOT MUSIC HOLDINGS, INC. CONSOLIDATED FINANCIAL STATEMENTS


                                                                 Page

Independent Auditors' Report                                     F-2
Consolidated Balance Sheet as of January 30, 1999                F-3
Consolidated Statement of Operations for the
 52-week period ended January 30, 1999                           F-4
Consolidated Statement of Stockholders' Equity for the
 52-week period ended January 30, 1999                           F-5
Consolidated Statement of Cash Flows for the
 52-week period ended January 30, 1999                           F-6
Notes to Consolidated Financial Statements                       F-7

UNAUDITED CONDENSED COMBINED FINANCIAL INFORMATION			    F-21

                         Independent Auditors' Report


The Board of Directors
Camelot Music Holdings, Inc.:


We have audited the accompanying consolidated balance sheet of Camelot Music Holdings, Inc. and subsidiaries as of January 30, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the 52-week period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the aforementioned consolidated financial statements present fairly, in all material respects, the financial position of Camelot Music Holdings, Inc. and subsidiaries as of January 30, 1999, and the results of their operations and their cash flows for the 52-week period then ended in conformity with generally accepted accounting principles.


                                   /s/ KPMG LLP


April 21, 1999,
 except as to Note 17,
 which is as of
 April 22, 1999

                         CAMELOT MUSIC HOLDINGS, INC.
                          Consolidated Balance Sheet
                               January 30, 1999
             (in thousands of dollars, except share information)

         Assets
Current assets:
  Cash and cash equivalents                                          $22,991
  Accounts receivable                                                  2,652
  Inventories                                                        214,700
  Deferred income taxes                                                6,223
  Other current assets                                                 4,134
                                                                     -------
      Total current assets                                           250,700

Property, plant and equipment, net                                    50,221
Goodwill, net of accumulated amortization of $1,722                   32,404
Intangible assets, net of accumulated amortization of $1,410           1,431
Deferred income taxes                                                 23,415
Favorable lease values, net of accumulated amortization of $3,760      9,782
Other assets                                                             561
                                                                    --------
    Total assets                                                    $368,514
                                                                    ========
    Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable, trade                                            $61,116
  Accrued expenses and other liabilities                              48,453
  Current portion of notes payable                                     2,000
                                                                     -------
      Total current liabilities                                      111,569

Notes payable, less current portion                                   20,000
Unfavorable lease values, net of accumulated amortization of $4,230   11,716
Other long-term liabilities                                            4,836
                                                                     -------
       Total liabilities                                             148,121

Stockholders' equity:
  Common stock ($0.01 par value, 30,000,000 shares authorized,
    10,180,662 issued and outstanding)                                   102
  Additional paid-in capital                                         199,893
  Retained earnings                                                   20,398
                                                                     -------
      Total stockholders' equity                                     220,393
                                                                     -------
      Total liabilities and stockholders' equity                    $368,514
	                                                                ========

See accompanying notes to consolidated financial statements.


                         CAMELOT MUSIC HOLDINGS, INC.
                     Consolidated Statement of Operations
                For the 52-Week Period Ended January 30, 1999
                     (in thousands, except per share data)

Net sales                                                       $583,916
Cost of sales                                                    361,905
                                                                --------
Gross profit                                                     222,011
Selling, general and administrative expenses                     173,021
Special items (Note 10)                                            5,457
                                                                --------
  Income from operations                                          43,533

Other expenses (income):
  Interest income                                                   (988)
  Interest expense                                                 1,787
  Amortization of financing fees                                     253
  Other, net                                                         175
                                                                --------
         Total other expenses (income), net                        1,227

         Income before income taxes                               42,306

Income tax expense                                                21,908
                                                                --------
         Net income                                              $20,398
                                                                ========

Basic earnings per share                                           $2.00
                                                                ========

Weighted average number of common shares outstanding              10,178
                                                                ========

Diluted earnings per share                                         $1.97
                                                                ========

Adjusted weighted average number of common shares outstanding     10,342
                                                                ========


See accompanying notes to consolidated financial statements.

                         CAMELOT MUSIC HOLDINGS, INC.
                Consolidated Statement of Stockholders' Equity
                For the 52-Week Period Ended January 30, 1999
                                (in thousands)

                                                                     Unearned
                                                       Additional   Compensation
                                    Common Stock        Paid-in     Stock Option   Retained
                                   Shares   Amount      Capital        Plans       Earnings    Total
                                   --------------------------------------------------------------------
Balance at January 31, 1998        10,176     $102     $194,266     $      ---     $     ---   $194,368

Issuance of 687,000 options
 under stock option plan              ---      ---        5,112         (5,112)          ---        ---

Exercise of stock options               5      ---           93            ---           ---         93

Directors-stock options granted       ---      ---          234            ---           ---        234

Stock issued                          ---      ---          188            ---           ---        188

Net income                            ---      ---          ---            ---        20,398     20,398

Amortization of unearned
 compensation - stock option plan     ---      ---          ---          5,112           ---      5,112
                                   --------------------------------------------------------------------
Balance at January 30, 1999        10,181     $102     $199,893     $      ---       $20,398   $220,393
                                   ====================================================================


See accompanying notes to consolidated financial statements.

                         CAMELOT MUSIC HOLDINGS, INC.
                     Consolidated Statement of Cash Flows
                For the 52-Week Period Ended January 30, 1999
                          (in thousands of dollars)

Cash flows from operating activities:
 Net income                                                     $20,398
 Adjustments to reconcile net income to net cash provided
  by operating activities:
    Depreciation and amortization                                16,005
    Amortization of favorable/unfavorable lease values, net        (388)
    Amortization of financing fees                                  253
    Write-down of long-lived assets                               2,029
    Compensation expense related to stock options                 5,346
    Deferred income tax expenses                                  1,481
    Changes in assets and liabilities:
      Accounts receivable and refundable income taxes              (730)
      Inventories                                               (51,573)
      Other current assets                                          707
      Other assets                                                  750
      Accounts payable, trade                                    21,249
      Accrued expenses and other liabilities                      3,087
      Accrued income taxes                                       17,534
                                                                -------
        Net cash provided by operating activities                36,148
                                                                -------

Cash flows from investing activities:
    Additions to property, plant and equipment                  (17,926)
    Proceeds from sale of equipment                                 152
    Acquisition of businesses, net of cash acquired of $692    (103,264)
    Other assets and liabilities, net                              (235)
                                                                -------
              Net cash used in investing activities            (121,273)
                                                                -------

Cash flows from financing activities:
    Payment of financing fees                                      (281)
    Proceeds from exercise of stock options                          93
    Proceeds from long-term borrowings                           25,000
    Payments on long-term borrrowings                            (3,000)
                                                                -------
             Net cash provided by financing activities           21,812
                                                                -------

Decrease in cash and cash equivalents                           (63,313)
Cash and cash equivalents at beginning of period                 86,304
                                                                -------
Cash and cash equivalents at end of period                      $22,991
                                                                =======


See accompanying notes to consolidated financial statements.

                         CAMELOT MUSIC HOLDINGS, INC.
                  Notes to Consolidated Financial Statements
                               January 30, 1999

(1) Nature of Operations

Camelot Music Holdings, Inc. (the "Company") is a mall-based specialty retailer of pre-recorded music, pre-recorded video cassettes and other entertainment products and related accessories, and operates in 37 states across the United States and Puerto Rico. The Company operates in a single industry segment, the operation of a chain of retail entertainment stores. At January 30, 1999, the Company operated 483 stores nationwide and four stores in Puerto Rico under the "Camelot Music", "The Wall" and "Spec's Music" names.

The Company and its predecessor entity filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code on August 9, 1996, and emerged from bankruptcy on January 27, 1998. Effective as of January 31, 1998, the Company adopted "fresh-start reporting" for its consolidated financial statements in accordance with Statement of Position 90-7 issued by the American Institute of Certified Public Accountants. Under fresh-start reporting, the reorganization value of the Company has been allocated to the emerging Company's assets on the basis of the purchase method of accounting. Deferred income taxes were reported in conformity with the liability method of accounting for income taxes and no pre-confirmation net operating loss carryforwards were recorded at February 1, 1998.


(2) Summary of Significant Accounting Policies

The significant accounting policies used in the preparation of the consolidated financial statements are as follows:

   (a) Principles of Consolidation

       The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned.
       All significant intercompany accounts and transactions have been eliminated. The active subsidiaries of the Company include Camelot Music, Inc., Camelot Distribution Co., Inc., Camelot Northeast Region, Inc., Camelot Southeast Region, Inc., Camelot Western Region, Inc., Camelot Midwest Region, Inc., and Spec's Music, Inc.

   (b) Use of Estimates in the Preparation of Financial Statements

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   (c) Revenue Recognition

       Revenue from the sale of merchandise is recognized at the point of sale to the consumer, at which time payment is tendered. There are no provisions for uncollectable amounts since payment is received at the time of sale.

   (d) Cash and Cash Equivalents

       The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents are stated at cost, which approximates market value.

   (e) Concentration of Credit Risks

       The Company maintains centralized cash management programs whereby excess cash balances are invested in short-term funds and are considered cash equivalents. Certain cash balances are insured by the Federal Deposit Insurance Corporation up to $100 thousand. As of January 30, 1999, uninsured bank cash balances were $15.0 million.

   (f) Concentration of Business Risks

       The Company purchases its products from a large number of suppliers, with approximately 74% of purchases, net of returns, being made from five suppliers. The Company has not experienced difficulty in obtaining satisfactory sources of supply; however, the loss of a major supplier could cause a possible loss of sales, which would have an adverse effect on consolidated operating results and result in a decrease in vendor support for the Company's advertising programs.

   (g) Inventories and Return Costs

       Inventories are valued at the lower of cost or market. Cost is determined principally by the average cost method. Inventories consist primarily of resaleable prerecorded music, video cassettes, video games and other related products. The Company is entitled to return product to its vendors. The vendors often reduce the return credit with a product return charge ranging from 0% to 20% of the original product purchase price depending on the type of product being returned. The Company records the product return charges in cost of sales.

   (h) Property, Plant and Equipment

       Property, plant and equipment is stated at cost. Significant additions and improvements are capitalized while expenditures for maintenance and repairs are charged to operations as incurred. The direct costs of computer software developed or obtained for internal use are capitalized, as required by SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", and all other related costs are expensed as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains and losses resulting from disposals are included in operations. Depreciation is computed using the straight-line method based on the following ranges of estimated useful lives:

          Buildings and improvements                          10-40 years
          Leasehold improvements                              Shorter of life
                                                                of lease or
                                                                7 years
          Furniture, fixtures and equipment                   Shorter of life
                                                                of lease or
                                                                5 years
          Computer software                                   3 years

   (j) Goodwill

       Goodwill represents the adjusted amount of the cost of acquisitions in excess of fair value of net assets acquired in purchase transactions, and is being amortized on a straight-line basis over a period of 20 years. The 20-year amortization period was determined by taking into consideration the following factors: the critical market position and establishment of brand names; the combined store mass of the companies; the amortization periods generally used in the retail music business; the highly competitive nature of the business including emerging forms of competition, and the overall history of profitability of the acquired businesses.

   (k) Intangible Assets and Favorable (Unfavorable) Lease Values

       Financing fees are being amortized on a straight-line basis over the terms of the related financings, which vary with the terms of the agreements ranging from one to four years.

       The trade names acquired in purchase transactions are being amortized on a straight-line basis over a period of two years.

       Favorable (unfavorable) lease values were determined based upon a comparison of existing lease terms to current market rental rates for comparable properties, and were calculated by an independent appraiser. Such lease values are being amortized to rent expense based on the present value of the difference between actual rent and market rent.

   (l) Fair Value of Long-Lived Assets

       Property, plant and equipment and other long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

   (m) Fair Value of Financial Instruments

       Financial instruments of the Company consist of a revolving credit facility (including letters of credit) which is carried at an amount which approximates fair value (see Note 7). The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, other current assets, accounts payable, and other current liabilities approximate fair value because of the immediate or short-term maturity of these financial instruments.

   (n) Advertising Costs

       Advertising costs are expensed during the period incurred. The amount charged to advertising expense during the 52-week period ended January 30, 1999 was $9.8 million.

   (o) Store Opening and Other Start-Up Costs

       The expenses associated with the opening of new stores and other start-up costs are charged to expense as incurred.

   (p) Earnings Per Share

       Basic earnings per share is calculated by dividing net income by the weighted average shares outstanding. Diluted earnings per share is calculated by dividing net income, by the sum of the weighted average shares and additional common shares that would have been outstanding if the dilutive potential common shares calculated using the treasury method had been issued for common stock options from the Company's stock option plans. The additional dilutive potential common shares included in diluted earnings per share for the 52-week period ended January 30, 1999 were 163,362. There were zero outstanding stock options not included in the computation of diluted earnings per share. As required by Statement of Financial Accounting ("SFAS") No.128, "Earnings Per Share", all outstanding common stock options are considered included even though their exercise may be contingent upon vesting.


   (q) Income Taxes

       Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and at their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

   (r) Stock-Based Compensation

       The Company follows Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its employee stock options. Under APB No. 25, because the exercise price of employee stock options granted in January 1998 was less than the market price of the underlying stock on the date of the grant, compensation expense is being recognized over the vesting period (see Note 9). The Company adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation", for options issued to employees and directors.

   (s) Dividend Policy

       The Company has never declared or paid cash dividends on its common stock, and does not anticipate paying any dividends in the foreseeable future. In addition, the Company's revolving credit facility limits its ability to pay dividends under certain circumstances.

   (t) Comprehensive Income

       The Company does not have other items of comprehensive income as defined by SFAS No. 130, "Reporting Comprehensive Income." Accordingly, comprehensive income is equal to net income.

(3) Acquisitions

Effective February 28, 1998, the Company acquired certain assets and assumed certain liabilities and operating lease commitments of The Wall Music, Inc. ("The Wall") pursuant to an Asset Purchase Agreement dated December 10, 1997. The purchase price of The Wall was $74.6 million, net of cash acquired, (including approximately $2.3 million of acquisition costs) and was paid in cash. The acquisition has been accounted for as a purchase, with the excess of the purchase price over the fair values of the net assets acquired (goodwill) of $24.7 million being amortized on a straight-line basis over 20 years.

Effective July 29, 1998, the Company acquired all of the outstanding common stock of Spec's Music, Inc. ("Spec's") under the terms of an Agreement and Plan of Merger dated June 3, 1998. Spec's is a retailer of prerecorded music operating 41 stores in South Florida and Puerto Rico. As of July 29, 1998, Spec's operated 16 mall-based and 25 stores in shopping centers and freestanding locations. The Spec's acquisition has been accounted for as a purchase. The total purchase price was $42.7 million, net of cash acquired, including a cash payment of $18.6 million, repayment of Spec's indebtedness of $9.2 million, assumption of liabilities aggregating $14.0 million and acquisition costs of $0.9 million. The excess of the purchase price over the fair values of the net assets acquired (goodwill) of $9.4 million is being amortized on a straight-line basis over 20 years.


The following summarized unaudited pro forma financial information assumes the acquisitions of The Wall and Spec's had occurred as of February 1, 1998 (in thousands):

                                               Pro forma 52-week
                                                 period ended
                                                January 30, 1999
                                               -------------------

                                   Net sales            $625,038
                                                        ========
                                   Net income            $15,298
                                                        ========

          Pro forma amounts are based on certain assumptions and estimates, and do not reflect any benefits from the economies which might have been achieved from combined operations. The pro forma results do not necessarily represent results which would have been achieved on the basis assumed above, nor are they indicative of the results of future combined operations.


(4) Property, Plant and Equipment

Property, plant and equipment consists of the following (in thousands):
     Land and buildings                                $10,189
     Leasehold improvements                             14,829
     Office furniture and fixtures                         593
     Store furniture and fixtures                       23,597
     Machinery and equipment                            10,873
     Remodeling-in-progress                              2,406
                                                       -------
                                                        62,487
     Less accumulated depreciation and amortization    (12,266)
                                                       -------
     Total                                             $50,221
                                                       =======

Depreciation of property, plant and equipment is included in the consolidated statement of operations as follows (in thousands):

     Cost of sales                                        $297
                                                       =======
     Selling, general and administrative expenses      $12,380
                                                       =======


(5) Intangible Assets

Intangible assets consists of the following (in thousands):

     Financing fees                                     $1,716
     Trade name                                          1,025
     Covenant not to compete                               100
                                                        ------
                                                         2,841
     Less accumulated amortization                      (1,410)
                                                        ------
       Total                                            $1,431
                                                        ======


(6) Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consists of the following (in thousands:)
     Payroll and related costs                         $10,036
     Taxes other than income                             4,735
     Gift certificate liability                          7,575
     Income taxes                                       17,810
     Customer product guarantee program                    596
     Customer loyalty program liability                    876
     Reorganization liabilities (see Notes 10 and 13)    1,767
     Other                                               5,058
                                                       -------
           Total                                       $48,453
                                                       =======

(7) Financing Arrangements

Effective June 12, 1998, the Company revised its Revolving Credit Agreement. The amended facility provides for working capital loans of up to $50 million during the peak period (October through December) and up to $35 million during the non-peak period (including in each case up to $5,000 of letters of credit). In no case can the amount of loans exceed the borrowing base, which is 60% of eligible inventory. The Company had no borrowings under the working capital portion of the facility as of January 30, 1999 and had $35 million of availability at January 30, 1999. The amended Revolving Credit Agreement also provided the ability to obtain a $25 million term loan to finance the Spec's acquisition. The term loan (drawn against effective July 29, 1998), which bears the same interest rate terms as the working capital portion of the Revolving Credit Agreement, requires future mandatory repayments of $2 million in fiscal 1999, $10 million in fiscal 2000, and $10 million in fiscal 2001. A fee of $125 thousand was paid to modify the Revolving Credit Agreement. The facility terminates on January 27, 2002. The Company's borrowings under the Agreement are collateralized by substantially all of its assets. The Company has pledged to the lenders its capital stock and the capital stock of its subsidiaries.

Loans bear interest, at the option of the Company, at either (a) the Eurodollar Rate (as defined) plus 1.75% or (b) the greater of (i) the bank's Prime Rate, (ii) the Base CD Rate (as defined) plus 1%, or (iii) the Federal Funds Effective Rate (as defined) plus 3/8 of 1%. The weighted-average interest rates related to the working capital and term loan portions of the Revolving Credit Agreement were 8.09% and 7.62%, respectively, for the 52-week period ended January 30, 1999. The Company also pays an annual commitment fee of 3/8 of 1% on the available working capital commitment. The Company is required to use any excess proceeds from asset sales of more than $750 thousand to reduce the commitments under the working capital facility. In addition, the Company is required for 45 consecutive days during each year to reduce the principal amount of all outstanding working capital loans to zero.

The Revolving Credit Agreement contains certain customary negative covenants which, under certain circumstances, limit the Company's ability to incur additional indebtedness, pay dividends, make capital expenditures and engage in certain extraordinary corporate transactions. The Revolving Credit Agreement also requires the Company to maintain minimum consolidated EBITDA (as defined) levels. The Company was in compliance with these covenants at January 30, 1999.

Interest expense on long-term debt amounted to $974 thousand for the 52-week period ended January 30, 1999. There were no interest charges capitalized during the period.

(8) Common Stock

At January 30, 1999, an aggregate of 945,594 shares of common stock, were reserved for future exercise of stock options under the 1998 Stock Option Plan and the Outside Director's Stock Option Plan (see Note 9).


(9) Stock Option Plans and Purchase Agreement

The Camelot Music Holdings, Inc. 1998 Stock Option Plan (the "Stock Option Plan") provides for the granting of either incentive stock options or nonqualified stock options to purchase shares of the Company's common stock to officers and key employees responsible for the direction and management of the Company. Vesting of the options was originally over a four-year period with a maximum term of ten years. Based on the terms of the Stock Option Plan, vesting has been accelerated based on the market performance of the Company's common stock whereby 50% of the options vested on March 13, 1998. The remaining 50% vested on January 30, 1999 in connection with the merger discussed in Note 17. At January 30, 1999, 820,594 shares of common stock were reserved for future issuance under the Stock Option Plan based on a requirement that 7.5% of total outstanding shares on a diluted basis be reserved for the Stock Option Plan. The Company recognized $5.1 million in compensation expense during the 52-week period ended January 30, 1999, related to the January 27, 1998 stock option grant of 687,000 shares, based on the grant price of $20.75 being below the market price of $28.19 at date of grant and due to the accelerated vesting. On September 1, 1998, the Company granted 17,500 options under the Stock Option Plan. Per the provisions of the Stock Option Plan, these options were granted at the averages of the closing bid and ask prices on the over-the-counter market on the date of grant; therefore, no compensation expense was recognized.

On June 4, 1998, the Company established the Outside Director's Stock Option Plan (the "Directors Plan"). Eligible participants include all non-employee directors. Options granted under the Directors Plan have a three-year vesting schedule, except for the initial grant of 12,500 options made on June 4, 1998, which vested immediately. The Company recognized $234 thousand in compensation expense based on the market value of the stock on the date of grant in June 1998 in connection with the initial grant of stock options under the Directors Plan. A total of 125,000 shares were reserved for future issuance under the Directors Plan.


At January 30, 1999, 708,000 options under the Stock Option Plan were exercisable. Information relating to stock options is as follows:

                                                              Weighted
                                           Number of           Average
                                           Optioned           Exercise
                                           Shares              Price
                                           ---------          --------
Shares under option at January 31, 1998     687,000            $20.75
   Granted                                   30,000             24.10
   Exercised                                 (4,500)            20.75
   Forfeited                                 (4,500)            20.75
                                            -------             -----
Shares under option at January 30, 1999     708,000            $20.89
                                            =======             =====

All outstanding options are exercisable at January 30, 1999.

A summary of outstanding stock options by exercise price as of January 30, 1999 is as follows:



                                         Weighted            Weighted-Average
                   Number  of             Average             Remaining
                    Optioned             Exercise            Contractual
                     Shares               Price              Life (Years)
                    -------               -----              ------------
                    690,500               $20.75                 9.0
                     17,500                26.50                 9.6
                    -------               ------                 ---
                    708,000               $20.89                 9.0
                    =======               ======                 ===

Pro forma information regarding net income and net income per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions:

        Risk-free interest rate                      5.15%
        Dividend yield                                  0%
        Volatility factor                              70%
        Weighted average expected life               3.98 years

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

The Company's pro forma net income (in thousands) and net income per share for the 52-week period ended January 30, 1999 were as follows:

         Net earnings - as reported            $20,398
         Net earnings - pro forma              $15,974
         Basic earnings per share                $1.57
         Diluted earnings per share              $1.54

(10) Special Items

Special items consist of the following (in thousands):

          Expenses related to a filing of a
           registration statement with the Securities
           and Exchange Commission                        $  928
          Write-down of long-lived assets                  2,029
          Legal fees relating to an open
          reorganization claim                             2,500
                                                          ------
          Total                                           $5,457
                                                          ======

Expenses Related to a Filing of a Registration Statement with the Securities and Exchange Commission: During the 52-week period ended January 30, 1999, the Company announced its intention to register with the Securities and Exchange Commission for an initial public offering of its common stock. The intention to register was withdrawn when the Company entered into a definitive agreement to merge with Trans World Entertainment Corporation (see Note 17). All costs related to the filing of the initial public offering registration have been charged to expense in the consolidated statement of operations.

Legal Fees Relating to an Open Reorganization Claim: The Company is involved with a pre- bankruptcy petition assessment by the Internal Revenue Service (see Note 13).

Write Down of Long-Lived Assets: The Company develops an operating plan for each store on an annual basis, at which time it reviews each store's long-lived assets for impairment based upon estimated future cash flows. During the 52-week period ended January 30, 1999, the Company recorded an impairment loss of $0.7 million to write-down the carrying amount of property, plant and equipment at stores, primarily leasehold improvements and immovable fixtures, where the estimated future cash flows through the end of the store's lease were less than the carrying amount of that store's property, plant and equipment. The Company also wrote off the $1.3 million remaining net book value of its older point-of-sale ("POS") hardware and software because of the Company's decision in August 1998 to install a new POS system.


(11) Leases

The Company leases its retail stores under noncancelable leases expiring in various years through fiscal 2009. Several of the leases are subject to renewal options under various terms and generally all of the leases require the Company to pay real estate taxes and common area maintenance charges.

Minimum rental commitments are summarized as follows (in thousands):

        1999                            $42,903
        2000                             40,629
        2001                             36,430
        2002                             30,987
        2003                             25,861
        Thereafter                       43,249
                                       --------
          Total minimum payments       $220,059
                                       ========

Rental expense totaled $45.4 million for the 52-week period ended January 30, 1999. Rental expense included contingent rentals of $2.6 million. The contingent rentals are based on sales volume in excess of specified minimums.

(12) Income Taxes

The provision for income taxes includes current and deferred income taxes as follows (in thousands):

   Current taxes:
     Federal                                      $16,521
     State and local                                3,906
                                                  -------
          Total                                    20,427
                                                  -------
Deferred taxes:
    Federal                                         1,907
    State and local                                  (426)
                                                  -------
          Total                                     1,481
                                                  -------
               Total provision                    $21,908
                                                  =======

The significant differences between the Federal U.S. statutory rate and the Company's effective tax rate are as follows:

     Statutory tax rate                                35.0%
     Unearned compensation - stock option plan          4.8
     State taxes, net of federal benefit                5.3
     Plan of reorganization adjustments                 5.7
     Other adjustments, net                             1.0
                                                       ----
     Effective tax rate                                51.8%
                                                       ====

Significant components of the Company's deferred tax assets and liabilities are as follows (in thousands):

Net current deferred income tax assets:
     Inventory reserves                                   $3,405
     Accrued compensation                                  2,304
     Accrued rent                                            327
     Other, net                                              187
                                                          ------
                                                           6,223
                                                          ------

Net long-term deferred income tax assets:
     Depreciation differences                             17,028
     Net federal and state operating loss carryforwards    4,421
     Accruals                                              2,362
     Goodwill acquired                                    (2,657)
     Lease values                                          1,809
     Other, net                                              452
                                                          ------
                                                          23,415
                                                          ------
     Net deferred tax assets on the
      consolidated balance sheet                         $29,638
                                                         =======

At January 30, 1999, the Company had gross deferred tax assets of $32.3 million and gross deferred tax liabilities of $2.7 million, respectively. Included in such amounts, the Company had net operating loss carryforwards of $10.0 million for Federal income tax purposes and $17.9 million for state income tax purposes that expire in 2013 and are subject to certain limitations. In assessing the propriety of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of projected future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of those deductible differences. The amount of the deferred tax asset considered realizable could be reduced if estimates of future income during the carryforward period are reduced.

(13) Commitments and Contingencies:

Claims and Legal Actions: The Company is a party to various claims, legal actions and complaints arising in the ordinary course of its business, including proposed pre-petition assessments by the Internal Revenue Service ("IRS") aggregating approximately $7.9 million of which the Company has accrued $800 thousand based upon management's best estimate of the ultimate liability. No judgement has been rendered regarding these IRS assessments as of January 30, 1999. In the event that a judgment is rendered against the Company in the full amount of the proposed assessment, Camelot's results of operations would be materially adversely affected with a charges to earnings of approximately $7.1 million plus interest since January 1998. Such a judgment, unless paid or bonded for appeal, would be an event of default under the Company's amended credit facility. In the opinion of management, all other claims, legal actions and compliants not accrued for are without merit or involve such amounts that unfavorable disposition will not have a material impact on the financial position, results of operations or cash flows of the Company.

Self-Insurance Commitments: The Company is self-insured with respect to workers' compensation benefits within the State of Ohio and medical benefits for all of its employees. The Company maintains insurance coverage for workers' compensation claims in excess of $300 thousand per incident and for annual medical claims in excess of $75 thousand per employee, and accrues for estimated claims that have been incurred but not reported.

Other: The Company occasionally enters into standby letters of agreements to guarantee certain operating activities. These agreements, which expire in 1999, provide credit availability to various beneficiaries if certain contractual events occur. Amounts outstanding under these agreements total approximately $200 thousand at January 30, 1999.


(14) Elective Savings and Plan

The Company sponsors the Camelot Music Inc. Elective Savings 401(k) and Profit Sharing Plan (the "401(k) Plan"). The 401(k) Plan covers substantially all employees and provides for a 15% to 50% matching contribution of employee elective contributions up to a maximum of 15% of wages, not to exceed the statutory limit. Such matching contributions were approximately $503 thousand for the 52-week period ended January 30, 1999. The Company may, at the discretion of the Board of Directors, contribute additional funds to the Plan as deemed appropriate. No such contributions were made during the period.

(15) Supplemental Disclosures of Cash Flow Information

     Supplemental disclosures of non-cash investing and
       financing activities (in thousands):
         Acquisition of The Wall Music, Inc.:
            Fair value of assets acquired                        $86,038
            Cash paid                                             74,737
                                                                 -------
              Liabilities assumed                                $11,301
                                                                 =======
         Acquisition of Spec's Music, Inc.:
            Fair value of assets acquired                         43,269
            Cash paid (including payment of Spec's debt)          29,219
                                                                 -------
              Liabilities assumed                                $14,050
                                                                 =======

         Common stock issued in settlement of payable
          for professional services                                 $188

     Supplemental disclosures of cash flow
      information (in thousands):
        Cash paid during the fiscal year for:
            Interest                                              $1,615
            Income taxes paid                                      3,098

(16) Quarterly Financial Information (Unaudited)


                                                      13-Week Period Ended
                                          -------------------------------------------
                                Total      1/30/99    10/31/98     8/1/98      5/2/98
                               -------     --------    --------     ------      ------
                                     (in thousands, except per share amounts)
Sales                          $583,916    229,924     127,308      120,363    106,321
      Gross profit              222,011     95,472      46,234       42,349     37,956
      Net income                 20,398     20,499        (568)         917       (450)

      Basic earnings per share    $2.00      $2.01	    $(0.06)		  $0.09	    $(0.04)
      Diluted earnings per share  $1.97		 $1.98		$(0.06)		  $0.09		$(0.04)


(17) Subsequent Events

On April 22, 1999, the Company merged with Trans World Entertainment Corporation ("Trans World") a specialty retailer of music, video and related accessories which operates over 500 retail locations in 33 states, the District of Columbia and the U.S. Virgin Islands, in a stock-for-stock transaction accounted for as a pooling-of-interests. Upon completion of the merger, Camelot became a wholly owned subsidiary of Trans World.

In the merger, each share of Camelot's common stock was converted into 1.9 shares of Trans World's common stock. Each Camelot stock option outstanding immediately prior to the completion of the merger was converted into 1.9 fully vested and exercisable options to acquire one share of Trans World's common stock. The exercise prices of these options was adjusted accordingly for the
1.9 for 1 conversion ratio.  As a result, Trans World issued approximately
19.4 million shares of its common stock and 1.3 million options to acquire its common stock.

In connection with the merger, all of the Company's outstanding notes payable were repaid.

(b) Pro Forma Financial Information

TRANS WORLD ENTERTAINMENT CORPORATION AND CAMELOT MUSIC HOLDINGS, INC. UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The accompanying unaudited pro forma condensed combined financial statements give retroactive effect to the acquisition of Camelot Music Holdings, Inc. ("Camelot") and include the operations of Trans World for all periods presented and for Camelot for periods subsequent to its adoption of "fresh-start reporting" on January 31, 1998. The acquisition has been accounted for using the pooling-of-interests method of accounting.

The unaudited pro forma condensed combined income statements reflect the combination of the historical operating results of Trans World for the years ended January 30, 1999, January 31, 1998 and February 1, 1997. The historical results of Camelot for the fifty-two week period ended January 30, 1999 are included. Financial data for Camelot for periods prior to the adoption of "fresh-start reporting" on January 31, 1998 is not included in the pro forma information because an entity adopting "fresh-start reporting" is analogous to a newly incorporated enterprise for financial reporting purposes.
Accordingly, for pro forma purposes, Camelot did not exist prior to January 31, 1998. The unaudited pro forma condensed combined balance sheet reflects the combination of the historical balance sheets of Trans World and Camelot at January 30, 1999.

For all applicable periods in the unaudited pro forma condensed combined income statements, shares used in the computation of basic and diluted earnings per share assume an exchange ratio of 1.9 Trans World shares for each Camelot share. Outstanding shares for Camelot for periods prior to Camelot's adoption of "fresh start reporting" on January 31, 1998 were not used in the computations.

The unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations or the financial position of the combined companies that actually would have occurred had the merger been consummated on the dates indicated or that may be obtained in the future. These unaudited pro forma condensed combined financial statements should be read in conjunction with the related historical financial statements of Trans World included in its annual report on Form 10-K for the year ended January 30, 1999 and the historical financial statements of Camelot included in this Form 8-K/A.

    TRANS WORLD ENTERTAINMENT CORPORATION AND CAMELOT MUSIC HOLDINGS, INC.
             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               JANUARY 30, 1999
                                (IN THOUSANDS)

                                  HISTORICAL
                             --------------------
                             Trans                                   Pro Forma
                             World      Camelot      Adjustments      Combined
                             --------   ---------   ------------     ----------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents  $116,420    $22,991         ---         $139,411
  Merchandise inventory       211,378    214,700         ---          426,078
  Deferred tax asset              ---      6,223      (5,590)(1)          633
  Prepaid expenses and other    8,396      6,786                       15,182
                             --------    -------     -------         --------
   Total current assets       336,194    250,700      (5,590)         581,304
                             --------    -------     -------         --------
VIDEO CASSETTE RENTAL
  INVENTORY, net                1,238       ---                         1,238
PROPERTY, PLANT AND
  EQUIPMENT, net               88,903     50,221                      139,124
INTANGIBLE ASSETS, net            ---      1,431                        1,431
GOODWILL                          622     32,404                       33,026
DEFERRED INCOME TAXES           6,165     23,415                       29,580
OTHER ASSETS                    2,564     10,343                       12,907
                             ---------  --------      -------        --------
TOTAL ASSETS                 $435,686   $368,514     $(5,590)        $798,610
                             ========   ========      =======        ========

See accompanying notes to the unaudited pro forma condensed combined financial statements

                                                                 (continued)

    TRANS WORLD ENTERTAINMENT CORPORATION AND CAMELOT MUSIC HOLDINGS, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET, Continued
                               JANUARY 30, 1999
                                (IN THOUSANDS)

                                  HISTORICAL
                             --------------------
                             Trans                                  Pro Forma
                             World       Camelot     Adjustments     Combined
                             --------   ---------   ------------    ----------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable           $159,520   $ 61,116                     $220,636
  Income taxes payable         12,734        ---                       12,734
  Accrued expenses and other   20,144     48,453                       68,597
  Deferred taxes                5,590        ---       (5,590)(1)         ---
  Current portion of long-term
    debt and capitalized leases 2,802      2,000                        4,802
                             --------   --------      -------         -------
   Total current liabilities  200,790    111,569       (5,590)        306,769
                             --------   --------      -------         -------
LONG-TERM DEBT, less
 current portion                 ---      20,000                       20,000
CAPITAL LEASE OBLIGATIONS, less
  current portion              16,065        ---                       16,065
OTHER LIABILITIES               6,848     16,552                       23,400
                             --------   -------        ------         -------
  TOTAL LIABILITIES           223,703    148,121       (5,590)        366,234
                             --------    -------       ------         -------
SHAREHOLDERS' EQUITY
  Preferred stock                 ---        ---                          ---
  Common stock                    328        102          92 (2)          522
  Additional paid in capital   72,004    199,893         (92)(2)      271,805
  Unearned compensation
  - restricted stock              (78)       ---                          (78)
  Treasury stock at cost         (390)       ---                         (390)
 Retained earnings            140,119     20,398                      160,517
                             --------    -------     --------         -------
Total shareholders' equity    211,983    220,393          ---         432,376
                             --------    -------     --------         -------
TOTAL LIABILITIES AND
 SHAREHOLDERS' EQUITY        $435,686   $368,514    $ (5,590)        $798,610
                             ========   ========     ========        ========

See accompanying notes to the unaudited pro forma condensed combined financial statements.

    TRANS WORLD ENTERTAINMENT CORPORATION AND CAMELOT MUSIC HOLDINGS, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED JANUARY 30, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                  HISTORICAL
                             --------------------
                             Trans                                   Pro Forma
                             World      Camelot      Adjustments      Combined
                             --------   ---------   -------------   -----------
Sales                        $698,469   $583,916                     $1,282,385
Cost of sales                 434,406    361,905                        796,311
                             --------   --------      --------       ----------
Gross profit                  264,063    222,011           ---          486,074
Selling, general
 & administrative expenses    196,437    173,021         3,428(3)       372,886
Special items                     ---      5,457        (3,428)(3)          ---
                                                        (2,029)(4)
Restructuring charge reversal
  and impairment charges, net    (492)       ---         2,029(4)         1,537
                             --------    -------      --------       ----------
Income from operations         68,118     43,533           ---          111,651
Interest expense                2,949      2,040                          4,989
Other expense (income), net    (1,408)      (813)                        (2,221)
                             --------    -------      --------       ----------
Income before income taxes     66,577     42,306           ---          108,883
Income tax expense             25,965     21,908                         47,873
                             --------    -------      --------       ----------
NET INCOME                    $40,612    $20,398       $   ---          $61,010
                             ========    =======      ========       ==========

Earnings per common share:
 Basic                          $1.28      $2.00           ---            $1.19
 Diluted                        $1.20      $1.97           ---            $1.14

Weighted average common shares
 outstanding:
 Basic                         31,779     10,178           ---           51,117
 Diluted                       33,737     10,342           ---           53,387

See accompanying notes to the unaudited pro forma condensed combined financial statements.

    TRANS WORLD ENTERTAINMENT CORPORATION AND CAMELOT MUSIC HOLDINGS, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED JANUARY 31, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                  HISTORICAL
                             --------------------
                              Trans                                   Pro Forma
                              World      Camelot     Adjustments       Combined
                             --------   ---------   -------------   -----------

Sales                        $571,314                                  $571,314
Cost of sales                 361,422                                   361,422
                             --------   ---------   -----------        --------
Gross profit                  209,892         ---           ---         209,892
Selling, general
 & administrative expenses    170,834                                   170,834
                             --------   ---------   -----------        --------
Income from operations         39,058         ---           ---          39,058
Interest expense                5,148                                     5,148
Other expense (income), net      (153)                                     (153)
                             ---------   --------   -----------        --------
Income before income taxes     34,063         ---           ---          34,063
Income tax expense             13,489                                    13,489
                             ---------   --------   -----------        --------
NET INCOME                    $20,574         ---           ---         $20,574
                             =========   ========   ===========        ========

Earnings per common share
 Basic                          $0.70         ---           ---           $0.70
 Diluted                        $0.66         ---           ---           $0.66

Weighted average common
 shares outstanding
 Basic                         29,483         ---           ---          29,483
 Diluted                       31,032         ---           ---          31,032

See accompanying notes to the unaudited pro forma condensed combined financial statements.


    TRANS WORLD ENTERTAINMENT CORPORATION AND CAMELOT MUSIC HOLDINGS, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED FEBRUARY 1, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                  HISTORICAL
                             --------------------
                              Trans                                   Pro Forma
                              World      Camelot     Adjustments       Combined
                             --------   ---------   -------------    ----------

Sales                        $481,657                                  $481,657
Cost of sales                 308,952                                   308,952
                             --------   ---------   -----------        --------
Gross profit                  172,705         ---           ---         172,705
Selling, general
 & administrative expenses    150,218                                   150,218
                             --------   ---------   -----------        --------
Income from operations         22,487         ---           ---          22,487
Interest expense               12,110                                    12,110
Other expense (income), net    (1,343)                                   (1,343)
                             --------   ---------   -----------         -------
Income before income taxes     11,720         ---           ---          11,720
Income tax expense              4,618                                     4,618
                             --------   ---------   -----------         -------
NET INCOME                     $7,102         ---           ---          $7,102
                             ========   =========   ===========         =======

Earnings per common share:
 Basic                          $0.24         ---           ---           $0.24
 Diluted                        $0.24         ---           ---           $0.24

Weighted average common
 shares outstanding:
 Basic                         29,271         ---           ---          29,271
 Diluted                       29,697         ---           ---          29,697

See accompanying notes to the unaudited pro forma condensed combined financial statements.

    TRANS WORLD ENTERTAINMENT CORPORATION AND CAMELOT MUSIC HOLDINGS, INC.
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                (IN THOUSANDS)

Note A  -  Basis of Presentation

For accounting purposes, the merger has been accounted for as a pooling of interests. Accordingly, the accompanying unaudited pro forma condensed combined financial statements give retroactive effect to the merger and include the operations of Trans World for all periods presented and Camelot for the fifty-two week period ended January 30, 1999. Trans World's and Camelot's fiscal year ended January 30, 1999 and Trans World's fiscal year ended January 31, 1998 and February 1, 1997 consisted of 52 weeks.

On January 27, 1998, Camelot's plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code became effective. In accordance with Statement of Position 90-7 issued by the American Institute of Certified Public Accountants, Camelot adopted "fresh-start reporting" effective as of January 31, 1998 whereby the reorganization value of Camelot's predecessor company, CM Holdings, Inc., was allocated to Camelot's assets on the basis of the purchase method of accounting.

Note B - Pro Forma Adjustments

(1) To reclassify the $5,590 deferred tax liability of Trans World to net against the larger deferred tax asset of Camelot.

(2) To reclassify $0.01 per share from additional paid-in capital to common stock for the issuance of 1.9 shares of Trans World common stock (19,344 shares) for each share of Camelot common stock outstanding at January 30, 1999 (10,181 shares), resulting in a net pro forma adjustment of $92 (the difference of 19,344 shares minus 10,181 shares multiplied by $0.01 par value) from additional paid-in capital to common stock. Outstanding options to acquire Camelot common stock have not been considered in the computation of this reclassification because they will be exchanged for options to acquire Trans World common stock.

(3) To reclassify $3,428 from special items to S,G&A for fees related to Camelot's filing of a registration statement with the Securities and Exchange Commission ($928) and Camelot's legal fees related to an open reorganization claim ($2,500).

(4) To reclassify $2,029 from special items to restructuring charge reversal and impairment charge, net, for Camelot's asset impairment charge recorded in accordance with No. SFAS 121.

Note C - Acquisitions

Effective February 28, 1998, Camelot acquired certain assets and assumed certain liabilities and operating lease commitments of The Wall Music, Inc. ("The Wall") pursuant to an Asset Purchase Agreement dated December 10, 1997. The purchase price of The Wall was $74.6 million, net of cash acquired, (including approximately $2.3 million of acquisition costs) and was paid in cash. The acquisition has been accounted for as a purchase, with the excess of the purchase price over the fair values of the net assets acquired (goodwill) of $24.7 million being amortized on a straight-line basis over 20 years.

Effective July 29, 1998, Camelot acquired all of the outstanding common stock of Spec's Music, Inc. ("Spec's") under the terms of an Agreement and Plan of Merger dated June 3, 1998. The Spec's acquisition has been accounted for as a purchase. The total purchase price was $43.0 million, net of cash acquired, including a cash payment of $18.6 million, repayment of Spec's indebtedness of $9.2 million, assumption of liabilities aggregating $14.3 million and acquisition costs of $0.9 million. The excess of the purchase price over the fair values of the net assets acquired (goodwill) of $9.4 million is being amortized on a straight-line basis over 20 years.

The following summarized pro forma financial information assumes the acquisitions of The Wall and Spec's had occurred as of February 1, 1998 (in thousands):
                                                Pro forma fiscal
                                                   year ended
                                                January 30, 1999
                                               -------------------

                                   Net sales          $1,323,507
                                                      ==========
                                   Net income            $55,910
                                                         =======

The pro forma amounts are based on certain assumptions and estimates, and do not reflect any benefits from the economies which might have been achieved from combined operations. The pro forma results do not necessarily represent results which would have been achieved on the basis assumed above, nor are they indicative of the results of future combined operations.

Note D - Transaction Costs and Expenses

Transaction costs and expenses of $2,171 incurred through January 30, 1999 have been deferred, and are not included in the historical income statements presented. These costs, which are expected to total $25,700 ($19,900 net of related tax benefit), were expensed upon consummation of the merger on April 22, 1999. Estimated transaction costs include financial advisory fees and expenses ($5,500), professional fees and expenses ($4,000), printing, mailing and other costs ($2,100), write-down of redundant assets ($8,000), systems integration costs ($1,800) and compensation expense incurred as a result of the acceleration of vesting of severence benefits ($4,300)in connection with the merger, Camelot has established an employee retention program for nine of its executive officers and approximately 175 of its other employees. Payment of funds to participants is conditioned upon continued employment through the period set forth for each participant in the the program. The estimated cost associated with the employee retention program ($2,900) is not included in this reclassification. It will be accrued over the retention period from the closing date until termination.